Exhibit 10.2

THE GYMBOREE CORPORATION

2013 GYMBOREE CHINA PHANTOM EQUITY INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a)     Number of Units. Awards for a maximum of 1,000,000 Units may be issued under the Plan. Fractional Units may not be issued under the Plan. Units that are forfeited by a Participant shall again be available for grant under the Plan.

(b)     Type of Awards. Units awarded under the Plan are intended to represent a hypothetical interest in the equity value in Gymboree China. Each Award gives the holder thereof the conditional right to receive, in accordance with and subject to the provisions of the Plan and the Award, a specified interest in the value of the Pool. For the avoidance of doubt, no shares of Stock will be delivered under the Plan and no holder of an Award shall, by virtue thereof, have any rights as a stockholder of Gymboree China or the Company or any of their respective Affiliates.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company and its subsidiaries who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or any of its Affiliates.

6.	RULES APPLICABLE TO AWARDS

(a)     Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the

Administrator may prescribe, being deemed to have accepted) an Award, the Participant shall be deemed to have agreed to the terms of the Award and the Plan.

(b)     Transferability. No Awards may be transferred other than by will or by the laws of descent and distribution, except as permitted by the Administrator.

(c)     Vesting, Conditional Vesting, etc. The Administrator may determine the time or times at which an Award will vest or conditionally vest and/or become payable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting (including the conditional vesting) of an Award, subject to continued compliance of the Award with the requirements for exemption from Section 409A, to the extent applicable. Unless the Administrator expressly provides otherwise, the following rules will apply if a Participant’s Employment ceases:

(1) Immediately upon the cessation of the Participant’s Employment, each Unit that is then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested or conditionally vested, as applicable, will immediately be forfeited.

(2) Subject to (3) below, each Unit that is vested or conditionally vested, as applicable, will remain outstanding until the date set forth in the Award.

(3) All Units (whether or not vested and/or conditionally vested) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately be forfeited upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole discretion of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(d)     Payment Event. Each Award is intended to be exempt from Section 409A as a “short-term deferral” within the meaning of Treasury regulations §1.409A-1(b)(4), and will be paid at the time and in the form provided in the applicable Award.

(e)     Additional Limitations. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any vested, conditionally vested or unvested Award or any payment in respect of an Award at any time (i) if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, (ii) if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality, (iii) if the Participant engages in activities that, in the sole discretion of the Administrator, are competitive with the business of the Company, Gymboree China or their respective Affiliates or (iv) to the extent required by applicable law.

(f)     Taxes. Payments under an Award shall be subject to and reduced by all applicable tax withholdings.

(g)     Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued Employment with the Company or its Affiliates, or any rights as a stockholder. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(h)     Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its subsidiaries.

(i)     Section 409A. Each Award may contain such terms as the Administrator determines and shall be construed and administered to comply with the requirements for exemption from Section 409A or, if the Award is not exempt, to comply with the requirements of Section 409A.

(j)     Value of Pool. In determining the value of the Pool for purposes of the Plan (including, without limitation, following a Payment Event arising as a result of a Sale of Gymboree Global or a Global IPO), the Administrator’s good faith determination shall be binding on all persons; provided, however, that in connection with a Payment Event involving the Sale of Stock, the fair market value of the Pool shall be determined based on the aggregate value of such Stock in the transaction, as determined by the Administrator. Notwithstanding anything to the contrary in the Plan or any Award agreement thereunder, the Value of the Pool will be determined as of the date of a Payment Event; provided, however, that, with respect to Units that have not conditionally vested as of the date of the Payment Event, the Administrator may adjust the remaining Value of the Pool allocable to such Units to take into account any subsequent decreases in the value of the Stock following such Payment Event.

(k)     Maximum Term. No Awards may be made after ten (10) years from the date of the Plan’s adoption, but previously granted Awards may continue beyond that date in accordance with their terms.

7.	ADJUSTMENT PROVISIONS

In the event of a change in the Gymboree China or Gymboree Global capital structure or to take into account distributions to stockholders or any other event, the Administrator may make appropriate adjustments to the maximum number of Units specified in Section 4(a) or to Units that are associated with Awards then outstanding or subsequently granted.

8.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided that the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the

Participant’s rights under the Award, unless otherwise provided in the Plan or the Administrator expressly reserved the right to do so at the time the Award was granted.

9.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to Award a person bonuses or other compensation in addition to Awards under the Plan.

10.	MISCELLANEOUS

(a)     Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(b)     Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements for exemption from Section 409A or otherwise to satisfy Section 409A or otherwise asserted with respect to the Award including, but not limited to, by reason of Section 4999 of the Code.

11.	ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Administrator deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Administrator deems necessary or desirable. All supplements adopted by the Administrator will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction and the Company will not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.

12.	GOVERNING LAW

Except as otherwise provided by the express terms of an Award agreement or under a sub-plan described in Section 11, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The compensation committee of the Board of Directors of the Company (or the Board of Directors of the Company if it so designates itself).

“Affiliate”: With respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.

“Award”: A right denominated in Units entitling the holder upon payment or settlement, subject to the terms of the Plan and an applicable Award agreement, to receive an amount (payable in cash) with respect to the Award determined by multiplying (i) the value of the Pool, determined in accordance with Section 6(i) by (ii) (A) the number of Units subject to the holder’s Award, divided by (B) 1,000,000.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to each Award to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean (i) a material failure of the Participant to perform the Participant’s duties and responsibilities to the Company or its Affiliates or gross negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) a significant violation by the Participant of the code of conduct of the Company or its Affiliates or of any statutory or common law duty of loyalty to the Company or its Affiliates; (iv) a material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or Affiliates and the Participant; or (v) other misconduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company or its Affiliates.

“China IPO”: An initial public offering of the shares of Gymboree China or any successor thereto or parent or subsidiary corporation thereof, except to the extent such initial public offering would constitute a Global IPO.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: The Gymboree Corporation, a Delaware corporation.

“Employee”: Any person who is employed by the Company or by a subsidiary of the Company.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or one of its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or one of its remaining Affiliates.

“Global IPO”: An initial public offering of the shares of Gymboree Global or any parent or subsidiary thereof that directly or indirectly holds interests in both Gymboree China and the Company.

“Gymboree China”: Gymboree Hong Kong Limited or any successor entity thereto.

“Gymboree Global”: Gymboree Holding, Ltd. or any successor entity through which the Sponsors directly hold substantially all their interests in both Gymboree China and the Company.

“Investment Amount”: $12 million, increased by the amount (denominated in U.S. dollars) of any additional equity investment, whether direct or indirect, by the Sponsors in Gymboree China.

“IPO”: A China IPO or a Global IPO.

“Marketable Securities”: Any equity securities received by the Sponsors in respect of Stock or any equity securities previously received by the Sponsors in substitution or exchange for such Stock (but excluding, for the avoidance of doubt, Stock or any equity security issued by Gymboree China in substitution or exchange for such Stock), in any such case, only to the extent such class of securities is then traded on a national securities exchange and, on the date of such determination (which may be the date of receipt or at a later date when such equity securities are still held by the Sponsors (or any of their subsidiaries), all of such equity securities so held (1) are not subject to a contractual lock up or similar agreement restricting transferability, (2) may be distributed or resold without volume limitation or other restrictions on transfer under Rule 144 under the Securities Act of 1933, as amended (or any successor provision thereof), including without application of paragraphs (c), (e), (f) and (h) of such Rule 144, and (3) are not subject to any other prohibitions or material restrictions on transfer under applicable securities laws (including, for example, possession of material nonpublic information which, if used in purchasing or selling such equity securities, would result in a violation of Rule 10b-5 promulgated under the Securities Exchange Act of 1934, as amended).

“Multiple of Money”: A fraction equal to (i) the aggregate amount of (1) cash received by the Sponsors, whether by reason of sales, distributions or dividends with respect to Stock held by the Sponsors, plus (2) the fair market value (as determined by the Administrator) of Marketable Securities, divided by (ii) the Investment Amount.

“Participant”: A person who is granted an Award under the Plan.

“Payment Event”: (i) the occurrence of a Sale; (ii) the first date following the consummation of a China IPO on which the Sponsors have sold, directly or indirectly, for cash or Marketable Securities equity securities of Gymboree China or its publicly-traded parent or subsidiary, as applicable, having a value equal to more than one-half (determined relative to the total value of all equity securities in such entity) of the value of the equity securities beneficially owned by them as of immediately prior to the China IPO; or (iii) the first date following the consummation of a Global IPO on which the Sponsors have sold, directly or indirectly, for cash or Marketable Securities equity securities of Gymboree Global or its publicly-traded parent or subsidiary, as applicable, having a value equal to more than one-half (determined relative to the total value of all equity securities in such entity) of the value of the equity securities beneficially owned by them as of immediately prior to the Global IPO. Notwithstanding anything to the contrary herein, no Payment Event shall be deemed to occur unless and until such time as (x) the aggregate amount of (A) all cash, plus (B) the fair market value of all Marketable Securities (as determined by the Administrator) received by the Sponsors in respect of the interests in Gymboree China held, directly or indirectly, by them as of immediately prior to a Sale, China IPO or Global IPO, as applicable, exceeds the aggregate amount payable under the Plan and (y) the Sponsors have achieved a Multiple of Money of at least 2.0. By way of example, if the Sponsors hold 60% of the equity value of Gymboree China as of immediately prior to a China IPO, a Payment Event will occur on the date following the China IPO on which, following direct or indirect sales by the Sponsors of the equity securities of Gymboree China or its publicly-traded parent or subsidiary, as applicable, for cash or Marketable Securities, the Sponsors directly or indirectly own less than 30% of the equity value of Gymboree China; provided that the aggregate amount of all cash plus the fair market value of all Marketable Securities (as determined by the Administrator) received by the Sponsors in respect of the interests in Gymboree China held, directly or indirectly, by them as of immediately prior to the China IPO has exceeded the aggregate amount payable under the Plan; provided further that a Multiple of Money of at least 2.0 has been achieved. The Administrator will determine in its good faith discretion whether a Payment Event has occurred for purposes of the Plan and all Awards.

“Person”: A corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company or any other organization of any kind.

“Plan”: The Gymboree Corporation 2013 Gymboree China Phantom Equity Incentive Plan as from time to time amended and in effect.

“Pool”: An amount of cash equal to 10% of the amount by which the sum of (i) (A) the amount of cash and (B) the fair market value of Marketable Securities, in each case, received by the Sponsors in respect of shares of Stock they beneficially own exceeds (ii) the Investment Amount.

“Sale”: (i) A direct or indirect sale or other disposition by the Sponsors of all or substantially of the shares of capital stock of Gymboree China or Gymboree Global beneficially owned by them for cash or Marketable Securities, or (ii) a sale or other disposition by Gymboree

China or Gymboree Global of all or substantially all of its assets for cash or Marketable Securities.

“Section 409A”: Section 409A of the Code.

“Sponsors”: Bain Fund X, L.P. (together with its Permitted Transferees (as such term is defined in the Stockholders Agreement)).

“Stock”: Common Stock of Gymboree China.

“Stockholders Agreement”: The Amended and Restated Stockholders Agreement dated as of December 23, 2011, among Giraffe Holding, Inc. and certain affiliates and stockholders, as amended or modified from time to time.

“Unit”: An interest in the Pool, the aggregate number of which represents the Participant’s relative share.